Exhibit 99.1

Ascent Solar Reports Third Quarter 2013 Results

November 7, 2013,THORNTON, Colo.--(BUSINESS WIRE) -- Ascent Solar Technologies, Inc. (ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the Company’s EnerPlex™ series of consumer products, reported results for the third quarter ended September 30, 2013.

Q3 2013 Highlights

•
Ascent Solar announced its intention to build a new manufacturing plant in Suqian, China with funding from Suqian government in the form of a Joint Venture. The Joint Venture is expected to accelerate Ascent’s penetration of consumer electronics and specialty market applications by way of China’s large and growing consumer base and readily available contract manufacturers.

•	Ascent Solar expanded EnerPlex distribution into the United Kingdom & Ireland with West Coast Limited, utilizing West Coast’s established distribution channels in these key European geographies.

•
Ascent Solar announced the Company’s partnership with the Breitling Wing Walkers. In tandem with the launch of Ascent’s EnerPlex series of integrated solar products in the United Kingdom, Ascent teamed with the Wing Walkers for their European Tour.

•	Ascent Solar debuted the newest additions to its EnerPlexKickr™ Series as well as introduced a new line of EnerPlex products at the Outdoor Retailer Summer show in Salt Lake City, Utah.

•
Ascent Solar announced a sponsorship agreement with Denver Broncos Football Club, including in-stadium advertising rights at Sports Authority Field at Mile High, as well as promotional rights for Ascent’s EnerPlex products.

•	Ascent Solar announced the completion of its Series A Preferred Stock private placement resulting in incremental gross proceeds of $5.0 million to the Company.

•
Ascent Solar announced the debut of Jumpr™ Mini, the thinnest 1350mAh powerbank ever. With the same dimensions as a conventional credit card and at only 6mm thick, the Jumpr Mini is capable of boosting most smartphones’ batteries 55-85% on a single charge.

•
Ascent Solar debuted the Jumpr Stack, a magnetic battery stack with revolutionary cordless charging ability. The Jumpr Stack is available at Ascent’s retail locations in the Denver area, online at www.goenerplex.com, as well as at all Frys Electronics stores.

•
Ascent Solar announced debut of the EnerPlexKickr I and II, the newest additions to the Kickr line of personal solar chargers. Ascent’s Kickr products are lightweight, flexible and compact, allowing for easy attachment to outdoor equipment such as bikes, tents, and backpacks.

•
Ascent Solar launched NFL licensed’ Denver Broncos branded EnerPlex products. Denver Broncos branded EnerPlex products are available at www.goenerplex.com as well as the Company’s direct retail locations in the Denver Metropolitan Area.

•
Bill Gregorak was appointed Chief Financial Officer of Ascent Solar Technologies. Prior to joining the Company, Mr. Gregorak served as CFO of Thule Organization Solutions, a manufacturer of personal electronics cases sold under both the Case Logic® and Thule® brands, overseeing operations in the U.S.,

Europe and Hong Kong.

Q3 2013 Financial Results

Product revenue in the third quarter of 2013 was $268 thousand compared to $166 thousand in the previous quarter. EnerPlex branded consumer products more than doubled quarter over quarter to $238 thousand, which was offset by a decline in R&D contract sales in large part due to delays in government funding. The company signed a contract with the Department of Defense in June and expects R&D contract revenues in Q4 to be comparable to what they were in Q2. The continued expansion of our distribution network and broadening of our EnerPlex product line is expected to drive further revenue increases in subsequent quarters.

Excluding a one-time accounting charge for deemed dividends and accretion of warrants on preferred stock, net loss for the third quarter was $6.5 million compared to a net loss of $7.1 million in the previous quarter and a loss of $6.4 million in the third quarter of 2012. The decrease in the sequential net loss was primarily due to lower personnel related costs and legal fees. A one-time, non-cash charge of $3.7M was recorded during the quarter for deemed dividends and accretion of warrants related to preferred stock issued in the third quarter.

Cash and cash equivalents decreased to $3.9 million at September 30, 2013 from $4.0 million at June 30, 2013.

Management Commentary
"The rapid growth of our EnerPlex product sales validates our consumer products strategy”," said Victor Lee, President and CEO of Ascent. "Our distribution network, both domestically and internationally continues to expand. The establishment of our own retail presence in Colorado, coupled with our newly signed partnership agreement with the Denver Broncos NFL franchise, will further enhance our EnerPlex brand name and recognition as well as add momentum to our sales growth moving forward."

Mr. Lee continued, "Moving ahead, we look forward to launching additional EnerPlex consumer products, and growing our direct retail presence beyond Colorado to help us reach more customers nationwide.”

About Ascent Solar Technologies
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building-integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex™
The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's transformational CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com

or

Ascent Solar Technologies, Inc.
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended		For the Period from Inception (October 18, 2005) Through September 30, 2013
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Products	$266,534	$473,657	$608,490	$546,609	$2,536,753
Government contracts	8,299	82,030	126,332	605,195	9,793,381
Total Revenues	274,833	555,687	734,822	1,151,804	12,330,134
Costs and Expenses
Research and development	5,335,682	5,729,598	16,246,246	14,950,061	116,660,482
Selling, general and administrative	1,384,650	1,187,711	4,238,063	3,868,035	45,068,481
Impairment loss	—	—	—	—	83,171,090
Total Costs and Expenses	6,720,332	6,917,309	20,484,309	18,818,096	244,900,053
Loss from Operations	(6,445,499)	(6,361,622)	(19,749,487)	(17,666,292)	(232,569,919)
Other Income/(Expense)
Other Income/(Expense), net	(106,652)	(36,833)	(320,138)	(148,535)	724,960
Change in fair value of make-whole dividend liability	70,272	—	70,272	—	70,272
Total Other Income/(Expense)	(36,380)	(36,833)	(249,866)	(148,535)	795,232
Net Loss	$(6,481,879)	$(6,398,455)	$(19,999,353)	$(17,814,827)	$(231,774,687)
Deemed dividend on Preferred Stock and accretion of warrants	(3,653,803)	—	(4,251,062)	—	(4,251,062)
Net Loss applicable to common stockholders	$(10,135,682)	$(6,398,455)	$(24,250,415)	$(17,814,827)	$(236,025,749)

Net Loss Per Share (Basic and diluted)	$(0.19)	$(0.15)	$(0.46)	$(0.43)
Weighted Average Common Shares Outstanding (Basic and diluted)	54,256,684	42,490,471	52,862,381	41,410,374

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$3,880,290	$12,621,477
Trade receivables	95,014	100,164
Related party receivables and deposits	10,225	596,339
Inventories	2,097,498	2,159,553
Prepaid expenses and other current assets	759,705	235,305
Total current assets	6,842,732	15,712,838
Property, Plant and Equipment:	39,591,677	39,979,013
Less accumulated depreciation and amortization	(16,471,789)	(12,725,298)
	23,119,888	27,253,715
Other Assets:
Patents, net of amortization of $74,077 and $48,150, respectively	834,654	500,879
Other non-current assets	53,750	56,563
	888,404	557,442
Total Assets	$30,851,024	$43,523,995
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$607,571	$855,373
Accrued expenses	1,686,565	1,788,635
Current portion of long-term debt	278,342	264,935
Make-whole dividend liability	1,652,745	—
Total current liabilities	4,225,223	2,908,943
Long-Term Debt	6,139,671	6,350,135
Accrued Warranty Liability	47,937	38,187
Commitments and Contingencies (Notes 4 & 12)
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 712,390 and 0 shares issued and outstanding, respectively ($5,765,206 Liquidation Preference)	71	—
Common stock, $0.0001 par value, 125,000,000 shares authorized; 54,789,971 and 51,143,906 shares issued and outstanding, respectively	5,479	5,114
Additional paid in capital	256,458,392	245,996,950
Deficit accumulated during the development stage	(236,025,749)	(211,775,334)
Total stockholders’ equity	20,438,193	34,226,730
Total Liabilities and Stockholders’ Equity	$30,851,024	$43,523,995